Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of ORBCOMM Inc. (“ORBCOMM” or the Company”) gives effect to the Company’s acquisition of substantially all the assets and certain liabilities of PAR Logistics Management Systems Corporation (“LMS”), a wholly-owned subsidiary of PAR Technology Corporation (“PAR”), effective as of the close of business on January 12, 2012, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. For accounting purposes, the acquisition is treated as the acquisition of LMS.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the historical financial statements of the Company and LMS.

Effective on the close of business on May 16, 2011, the Company completed the acquisition of substantially all of the assets of StarTrak Systems, LLC (“StarTrak”), a wholly-owned subsidiary of Alanco Technologies, Inc., (“Alanco”) including but not limited to cash, accounts receivable, inventory, equipment, intellectual property, all of StarTrak’s rights to customer contracts, supplier lists and assumed certain liabilities pursuant to an Asset Purchase Agreement. As a result of the acquisition of StarTrak, the Company acquired $11,131 of goodwill and $7,600 of intangible assets, which are fully reflected in the Company’s historical consolidated balance sheet as of December 31, 2011. See Note 4 to the Company’s Annual Report on Form 10-K as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 for further discussion on the acquisition of StarTrak.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 is presented as if the acquisition of LMS had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is presented as if the acquisitions of LMS and StarTrak had occurred on January 1, 2011 and were carried forward through the year ended December 31, 2011.

The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price of LMS and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the contingent consideration and certain assets and liabilities, including deferred warranty revenues and warranty liabilities, indemnification assets, intangible assets, goodwill and the final working capital adjustment. In addition, the estimated useful lives of the intangible assets are preliminary. The final valuations and the final determination of the useful lives of the intangible assets may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of 2012.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the LMS and StarTrak acquisitions occurred on the dates set forth above and should not be taken as a representation of the Company’s future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined businesses or any liabilities that may result from integration activities.

Pursuant to the requirements of Article 11 of Regulation S-X, the historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the businesses.

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 of the Company and LMS should be read in conjunction with the:

•

Audited consolidated financial statements and notes thereto of the Company as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2012; and

•

Audited financial statements of LMS as of December 31, 2011 and 2010 and for the years ended December 31, 2011 and 2010 included in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

ORBCOMM Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	Historical December 31, 2011		Pro forma
	ORBCOMM Inc.	PAR Logistics Management Systems Corporation	Adjustments (Note 3)		Pro forma Combined
Assets:
Current Assets:
Cash and cash equivalents	$35,061	$5	$(4,000	)(A)	$31,061
			(5	)(B)
Restricted cash	1,000	—	—		1,000
Marketable securities	45,973	—	—		45,973
Accounts receivable	7,946	1,398	—		9,344
Inventories	2,815	1,343	32	(C)	4,190
Prepaid expenses and other current assets	1,660	54	(24	)(B)	1,804
			114	(F)
Deferred tax assets	912	—	—		912

Total current assets	95,367	2,800	(3,883)		94,284

Satellite network and other equipment, net	79,771	138	—		79,909
Goodwill	11,131	—	2,763	(D)	13,894
Intangible assets, net	7,125	—	1,850	(D)	8,975
Restricted cash	2,220	—	—		2,220
Deferred tax assets	136	—	—		136
Other assets	1,419	—	—		1,419

Total assets	$197,169	$2,938	$730		$200,837

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,641	$361	$(16	)(B)	$2,986
Accrued liabilities	14,127	533	(197	)(B)	15,027
			251	(E)
			313	(G)
Current portion of note payable	250	—	—		250
Current portion of deferred revenue	2,099	94	—		2,193

Total current liabilities	19,117	988	351		20,456

Note payable-related party	1,480	—	—		1,480
Note payable, net of current portion	3,376	—	—		3,376
Deferred revenues, net of current portion	1,570	—	—		1,570
Deferred tax liabilities	823	—	—		823
Other liabilities	226	—	519	(E)	745
Due to Parent	—	8,752	(8,752	)(B)	—

Total liabilities	26,592	9,740	(7,882)		28,450

Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders’ equity
Series A convertible preferred stock	1,861	—	—		1,861
Common stock	46	—	1	(A)	47
Additional paid-in capital	244,543	1	2,122	(A)	246,665
			(1	)(H)
Accumulated other comprehensive income	1,352	—			1,352
Accumulated deficit	(76,629)	(6,803)	(313	)(G)	(76,942)
			6,803	(H)

Total ORBCOMM Inc. stockholders’ equity	171,173	(6,802)	8,612		172,983
Noncontrolling interests	(596)	—	—		(596)

Total equity	170,577	(6,802)	8,612		172,387

Total liabilities and equity	$197,169	$2,938	$730		$200,837

See notes to unaudited pro forma condensed combined financial statements

ORBCOMM Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Historical Year ended December 31, 2011		Pro forma
	ORBCOMM Inc.	PAR Logistics Management Systems Corporation	Adjustments (Note 3)		Pro forma Combined
Revenues:
Service revenues	$37,513	$2,641	$—		$40,154
Product sales	8,793	3,882	—		12,675

Total revenues	46,306	6,523	—		52,829

Cost and Expenses
Costs of services	15,784	2,467	73	(I)	18,398
			74	(J)
Costs of product sales	6,656	3,688	73	(I)	10,491
			74	(J)
Selling, general and administrative	20,036	2,888	139	(I)	22,762
			96 (397	(J) )(K)
Product development	1,237	825	—		2,062
Acquisition-related costs	1,608	—	(1,608	)(K)	—

Total costs and expenses	45,321	9,868	(1,476)		53,713

Income (loss) from operations	985	(3,345)	1,476		(884)

Other income (expense)
Interest income	147	—	—		147
Other income (expense)	(197)	1	—		(196)
Interest expense	(164)	—	—		(164)

Total other income (expense)	(214)	1	—		(213)

Income (loss) from continuing operations before income taxes	771	(3,344)	1,476		(1,097)

Income taxes	827	—	72	(M)	940
			41	(N)	—

Loss from continuing operations	(56)	(3,344)	1,363		(2,037)

Less: Net loss attributable to the noncontrolling interests	(38)	—	—		(38)

Net loss attributable to ORBCOMM Inc.	(18)	(3,344)	1,363		(1,999)

Preferred stock dividends	(27)	—	(46	)(L)	(73)

Net loss attributable to ORBCOMM Inc. common stockholders	$(45)	$(3,344)	$1,317		$(2,072)

Per share information-basic and diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.00)				$(0.04)

Basic and diluted weighted average shares outstanding	44,579		1,706		46,285

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

1. Background and Basis of Pro Forma Presentation

Effective as of the close of business on January 12, 2012, the Company completed the acquisition of substantially all of the assets of LMS, a wholly-owned subsidiary of PAR, including but not limited to accounts receivable, inventory, equipment, intellectual property, all of LMS’s rights to customer contracts, supplier lists, and assumed certain liabilities pursuant to an Asset Purchase Agreement dated as of December 23, 2011. LMS is a provider of advanced solutions for monitoring transport assets and cargo in the transportation and distribution industries.

Effective on the close of business on May 16, 2011, the Company completed the acquisition of substantially all of the assets of StarTrak, a wholly-owned subsidiary of Alanco, including but not limited to cash, accounts receivable, inventory, equipment, intellectual property, all of StarTrak’s rights to customer contracts, supplier lists and assumed certain liabilities pursuant to an Asset Purchase Agreement dated as of February 23, 2011. As a result of the acquisition of StarTrak, the Company recognized $11,131 of goodwill and $7,600 of intangible assets, which are fully reflected in the Company’s historical consolidated balance sheet as of December 31, 2011. The acquired goodwill is tax deductible, and therefore amortized over fifteen years for income tax purposes. The acquired intangible assets consist of technology and patents, customer relationships and trademarks which are being amortized over 10 years. Included in the consideration paid to acquire StarTrak, the Company issued 183,550 shares of Series A convertible preferred stock to Alanco. The holders of the Series A convertible preferred stock are entitled to receive a cumulative 4% dividend annually (calculated on the basis of the redemption price of $10.00 per share) quarterly in additional shares of the Series A convertible preferred stock. In addition, for the year ended December 31, 2011, the Company recorded acquisition-related costs of $1,608 that directly relate to the acquisitions of StarTrak and LMS.

The Company accounted for the acquisitions pursuant to FASB Topic ASC 805, “Business Combinations”. In accordance with ASC 805, the estimated purchase price was allocated to intangible assets and identifiable assets acquired and liabilities assumed based on their fair values. The excess of the purchase price over the net tangible and intangible assets and liabilities assumed was recorded as goodwill.

The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price of LMS and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change as the Company finalizes the valuations of the contingent consideration and certain assets and liabilities, including deferred warranty revenues and warranty liabilities, indemnification assets, intangible assets, goodwill and the final working capital adjustment. In addition, the estimated useful lives of the intangible assets are preliminary. The final valuations and the determination of the useful lives of the intangible assets may change significantly from the preliminary estimates. These changes could result in significant variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements. The Company anticipates finalizing the purchase price allocation by the end of 2012.

The consideration paid by the Company to PAR on closing to acquire LMS consisted of $4,000 in cash, subject to a final working capital adjustment specified in the Asset Purchase Agreement and the issuance of 645,162 shares of the Company’s common stock, of which 387,097 shares of common stock were placed into an escrow account for up to fifteen months from closing to fund any indemnification obligations to the Company, including for breaches of representations and warranties made by PAR.

In addition to the consideration paid at closing, the Asset Purchase Agreement provides for contingent payments of up to $3,950 payable post-closing by the Company to PAR. Up to $3,000 of the contingent payments will be payable based on achieving subscriber targets for calendar year 2012. Up to $950 of the contingent payments will be payable based on achieving sales targets for calendar years 2012 through 2014. Any potential earn-out amounts can be paid in common stock, cash or a combination at the Company’s option. Any shares of common stock to be issued will be based on the 20-day average closing price ending on the third trading day preceding the date of payment. The potential earn-out amounts for achieving the subscriber and sales targets for calendar year 2012, if earned, will be paid within 30 days after the Company files its Form 10-K for 2012. The potential earn-out amount for achieving sales targets for calendar years 2013 and 2014, if earned, will be paid within 30 days after the Company files its Form 10-K for years 2013 and 2014. The estimated fair value of the earn-out amounts included in the consideration paid was $770.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of December 31, 2011 is presented as if the acquisition of LMS had occurred on December 31, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is presented as if the LMS and StarTrak acquisitions had occurred on January 1, 2011 and were carried forward through the year ended December 31, 2011.

Reclassifications

The following reclassifications have been made to the presentation of LMS’s historical balance sheet and statement of operations in order to conform to ORBCOMM’s presentation:

•	Accrued salaries and benefits have been reclassified to accrued expenses;

•	Other revenues have been reclassified from product revenues to service revenues; and

•

Cost of sales for products and service and operating expenses of selling, general and administrative and research and development have been reclassified to costs of service, costs of product sales, selling, general and administrative and product development.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

2. Preliminary Estimated Purchase Price

The following table summarizes the preliminary estimated fair values of the purchase price:

Cash	$4,000

Issuance of 645,162 shares of common stock (valued at $3.29 per share, which reflects the Company’s common stock closing price on January 12, 2012)	2,123
Fair value of contingent earn-out consideration	770

Total	$6,893

Contingent earn-out consideration

The estimated fair value of the contingent earn-out amounts was determined based on the Company’s preliminary estimates using weighted probabilities to achieve the subscriber and sales targets for calendar years 2012 through 2014. The Company estimated the fair value of the contingent earn-out amounts using a probability-weighted discounted cash flow models discounted at 18.0%. The Company has recorded a liability for the estimated fair value of the contingent earn-out consideration. The fair value measurements are based on significant inputs not observed in the market and thus represents a Level 3 measurement. Any change in the fair value of the contingent earn-out amounts subsequent to the acquisition date, including changes from events after the acquisition date, will be recognized in earnings in the period the estimated fair value changes. Achievement of the subscriber and sales targets lower than the targets will result in less than the $3,950 being paid out. Achievement below certain thresholds will reduce the liability to zero.

Preliminary Estimated Purchase Price Allocation

The total preliminary estimated purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on January 12, 2012 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain assets and liabilities, including deferred warranty revenues and warranty liabilities, intangible assets, goodwill and the final working capital adjustment. The preliminary estimated purchase price allocation for the acquisition is as follows:

Accounts receivable	$1,301
Inventory	1,395
Transition service asset	114
Other current assets	30
Property and equipment	130
Intangible assets	1,850

Total identifiable assets acquired	4,820

Accrued expenses	(319)
Warranty liabilities	(283)
Deferred warranty revenues	(88)

Total liabilities assumed	(690)

Net identifiable assets acquired	4,130
Goodwill	2,763

Total preliminary purchase price	$6,893

Transition Service Asset

In connection with the Asset Purchase Agreement, the Company and PAR entered into a transition services agreement. Under the terms of the transition services agreement for a period of six months from January 13, 2012, (the “Initial Term”), PAR will provide the Company with certain infrastructure, administrative and support services to assist with supporting the business of LMS. At the end of the Initial Term, the Company has the option to extend the transition services agreement for up two renewal periods of six months each. The fair value of the transition service asset was estimated based on the costs to use the facility owned by PAR and employee services. The transition service asset is being amortized over a six month period.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

Intangible Assets

The fair values of the technology and trademarks were estimated using a relief from royalty method under the income approach based on discounted cash flows. The fair value of customer relationships were estimated based on an income approach using the excess earnings method. A discount rate of 18% was selected to reflect risk characteristics of these intangible assets. The discount rate was applied to the projected cash flows associated with the assets in order to value the intangible assets. The remaining useful lives of the technology and trademarks were based on historical product development cycles, the project rate of technology migration, a market participant’s use of these intangible assets and the pattern of projected economic benefit of these intangible assets. The remaining useful lives of customer relationships were based on the customer attrition and the project economic benefit of these customers.

	Estimated
	useful life (in
	years)	Amount
Customer relationships	16	$1,050
Technology	5	740
Trademarks	2	60

		$1,850

Goodwill

Goodwill represents the excess of the preliminary estimated purchase price over the preliminary estimated fair values of the underlying net tangible and intangible assets. In accordance FASB Topic 350, “Intangibles-Goodwill and Other”, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred, that may indicate a possible impairment. In the event the Company determines the fair value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.

The acquisition of LMS will enhance the Company’s position in transportation solutions and expands its satellite, terrestrial and dual mode offerings. In addition, the acquisition furthers the Company’s growth strategy by enhancing its value-added services while expanding its customer base. Further the acquisition enables the Company to improve economics of scale in manufacturing and service delivery. These factors contributed to a preliminary estimated purchase price resulting in the recognition of goodwill. The acquired goodwill is deductible for income tax purposes.

Warranty liabilities

In connection with the preliminary estimated purchase price allocation, the Company assumed obligations of $283 relating to warranty claims. The fair value of these amounts have not yet been finalized. The Company is currently in the process of determining the extent of any additional warranty obligations during the measurement period. Any changes to this amount during the remainder of the measurement period will be an adjustment to goodwill.

Indemnification Asset

In connection with the asset purchase agreement, the Company entered into an escrow agreement with PAR and an escrow agent. Under the terms of this escrow agreement, 387,097 shares of common stock were issued to PAR and placed in an escrow account for up to fifteen months to fund any indemnification obligations to the Company, including for breaches of representations and warranties made by PAR. Under the terms of the escrow agreement, PAR will retain all rights and privileges of ownership of the common stock placed in the escrow account. Further subject to certain resale restrictions, PAR has the right to sell any of the common stock that was placed in escrow provided that all proceeds of any such sale is deposited directly with the escrow agent. In the event that the Company believes that an indemnity obligation of PAR has arisen under the asset purchase agreement, the Company shall have the right to provide written notice to the escrow agent and PAR setting forth a description of the distribution event and the number of shares of the Company’s common stock and or amount of cash from the escrow account to be distributed to the Company from the escrow account. The number of shares of common stock that the Company will direct the escrow agent to release to the Company from the escrow account will equal to the distribution event valued at the 20-day average closing price from January 12, 2012.

In August 2012, the escrow agent shall distribute to PAR shares of common stock valued at the 20-day average closing price from January 12, 2012 of up to a value of (i) $600, less (ii) the aggregate value of all distributions made from the escrow account, less (iii) the aggregate amount claimed in all pending event notices. In April 2013, any remaining shares of common stock and or cash held in escrow shall be distributed to PAR, less the aggregate amount claimed in all pending event notices. If there are any indemnity obligations of PAR arising under the asset purchase agreement, the Company will record an indemnification asset and corresponding liability for the same amount.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

Pre-Acquisition Contingencies

The Company has evaluated and continues to evaluate pre-acquisition contingencies related to LMS that existed as of the acquisition date. If these pre-acquisition contingencies that existed as of the acquisition date become probable in nature and can be estimated during the remainder of the measurement period, amounts recorded for such matters will be made in the measurement period and, subsequent to the measurement period, in the Company’s results of operations.

3. Pro Forma Adjustments

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

The pro forma adjustments given effect to the acquisitions of StarTrak and LMS in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To record cash paid of $4,000 and the issuance of 645,162 shares of common at $3.29 per share to PAR as part of the total consideration for the acquisition of LMS.

(B)	To adjust certain assets and liabilities of LMS not acquired per the Asset Purchase Agreement.

(C)	To record the preliminary estimated fair value of LMS’s inventories purchased as part of the acquisition.

(D)	To record the preliminary estimated fair values of the intangible identifiable assets and goodwill acquired from the acquisition of LMS.

(E)	To record the estimated contingent consideration to be paid to PAR upon subscriber and sales targets.

(F)	To record the preliminary estimated fair value of the transition services agreement.

(G)	To record an adjustment to accrue acquisition costs of $313 for legal, accounting, valuation and other professional services incurred by the Company after December 31, 2011. These costs have a one-time impact as a result of the transaction and have not been recorded as a pro forma adjustment to the unaudited pro forma condensed combined statement of operations. Since they are directly attributable to the transaction and factually supportable but non-recurring they are reflected in the unaudited pro forma condensed combined balance sheet as an adjustment to equity.

(H)	To eliminate PAR’s historical stockholder’s equity.

(I)	To record a full year of estimated amortization expense for year ended December 31, 2011 of $285 based on the estimated preliminary fair value of the acquired intangible assets over their estimated useful lives from the acquisition of StarTrak.

(J)	To record estimated amortization expense for year ended December 31, 2011 of $244 based on the estimated preliminary fair value of the acquired intangible assets over their preliminary estimated useful lives from the acquisition of LMS.

(K)	To eliminate previously recorded non-recurring acquisition-related costs related to the acquisitions of StarTrak and LMS of $1,608 incurred by the Company and $397 incurred by LMS for the year ended December 31, 2011.

(L)	To record a full year of dividends on the Series A convertible preferred stock as part of the consideration paid to acquire StarTrak.

(M)	To record a full year of deferred income tax expense related to the amortization of the estimated preliminary fair value of goodwill for income tax purposes related to the acquisition of StarTrak.

(N)	To record a deferred income tax expense related to the amortization of the estimated preliminary fair value of goodwill for income tax purposes related to the acquisition of LMS.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(dollars in thousands, except share and per share amounts)

4. Pro Forma Earnings per Share

To adjust the weighted average shares used in computing basic and diluted net loss per share for the number of shares of common stock issued in connection with the acquisitions of StarTrak and LMS.